As Filed with the Securities and Exchange Commission on June 25, 2001
                     Investment Company Act File No. 811-07253

                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM N-2
                                REGISTRATION STATEMENT
                       UNDER THE INVESTMENT COMPANY ACT OF 1940             [X]
                                    Amendment No. 4                         [X]
                           (Check appropriate box or boxes.)

                  PUTNAM CONVERTIBLE OPPORTUNITIES AND INCOME TRUST
                 (Exact name of registrant as specified in charter)

                 One Post Office Square, Boston, Massachusetts 02109
                 (Address of Principal Executive Offices) (Zip Code)
                                    (617) 292-1000
                 (Registrant's Telephone Number, including Area Code)

                                    JOHN R. VERANI
                  Putnam Convertible Opportunities and Income Trust
                                One Post Office Square
                              Boston, Massachusetts 02109
                       (Name and Address of Agent for Service)

                                       Copies to:
                              JOHN W. GERSTMAYR, Esquire
                                      ROPES & GRAY
                                One International Place
                                    Boston, MA 02110

PART C
ITEM 23.  EXHIBITS

    Amendment to the Registrant's Bylaws, adopted as of March 9, 2001 by the Registrant's Board of Trustees, is filed herewith as Exhibit 2(b).

SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 21st day of June, 2001.

                                          PUTNAM CONVERTIBLE OPPORTUNITIES
                                          AND INCOME TRUST

                                          By:  Gordon H. Silver
                                          ---------------------
                                               Vice President

EXHIBIT INDEX

Exhibit No.                            Description
------------                           ------------
2(b)                                   Amendment to Registrant's Bylaws adopted
                                       as of March 9, 2001